As filed with the Securities and Exchange Commission on May 12, 2010

File No. 001-34580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-1911571
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 incorporates by reference information contained in the information statement filed as Exhibit 99(a) hereto. The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Questions and Answers About the Separation,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Where You Can Find More Information”

1A.	Risk Factors	See “Summary,” “Risk Factors,” and “Questions and Answers About the Separation”

2.	Financial Information	See “Summary,” “Selected Historical Combined Financial and Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Description of Material Indebtedness”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of First American and FinCo”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Treatment of Outstanding Equity-Based Arrangements”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Questions and Answers About the Separation,” “Relationship With InfoCo” and “Certain Relationships, Related Transactions and Director Independence”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “Questions and Answers About the Separation,” “The Separation,” “Trading Market,” “Dividends,” “Capitalization” and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	Not applicable

11.	Description of Registrant’s Securities to be Registered	See “Description of Capital Stock” and “Shares Eligible for Future Sale”

12.	Indemnification of Directors and Officers	See “Description of Capital Stock—Indemnification of Directors and Officers”

13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to Financial Statements” and the statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The following financial statements are included in the information statement:

(b) Exhibits

Exhibit No.	Description

2(a)	Form of Separation and Distribution Agreement(1)

3(a)	Amended and Restated Certificate of Incorporation of First American Financial Corporation(1)

3(b)	Bylaws of First American Financial Corporation(1)

10(a)	Form of Tax Sharing Agreement between First American Financial Corporation and The First American Corporation(1)

10(b)	[Intentionally omitted.]

10(c)	[Intentionally omitted.]

10(d)	[Intentionally omitted.]

10(e)	Employment Agreement, dated December 17, 2008, between The First American Corporation and Dennis J. Gilmore, incorporated by reference herein from Exhibit 10(dddd) to The First American Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2008

10(f)	Employment Agreement, dated December 17, 2008, between The First American Corporation and Kenneth D. DeGiorgio(1)

10(g)	Employment Agreement, dated December 17, 2008, between The First American Corporation and Max O. Valdes, incorporated by reference herein from Exhibit 10(ffff) to The First American Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2008

10(h)	Form of First American Financial Corporation Executive Supplemental Benefit Plan(1)

10(i)	[Intentionally omitted.]

10(j)	The First American Corporation Amended and Restated Change in Control Agreement (Executive Form), effective as of January 1, 2010, incorporated by reference herein from Exhibit 10(c) to The First American Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2009

Exhibit No.	Description

10(k)	[Intentionally omitted.]

10(l)	Form of First American Financial Corporation Deferred Compensation Plan (1)

10(m)	Form of First American Financial Corporation 2010 Incentive Compensation Plan (1)

10(n)	Form of Notice of Restricted Stock Unit Grant (Employee) and Restricted Stock Unit Award Agreement (Employee), approved January 25, 2010, incorporated by reference herein from Exhibit 10(zz) to The First American Corporation Annual Report on Form 10-K for the year ended December 31, 2009

10(o)	Form of Notice of Restricted Stock Unit Grant (Non-Employee Director) and Restricted Stock Unit Award Agreement (Non-Employee Director), approved February 10, 2009, incorporated by reference herein from Exhibit 10(yy) of The First American Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2008

10(p)	Form of Notice of Performance Unit Grant and Performance Unit Award Agreement, approved January 25, 2010, incorporated by reference herein from Exhibit 10(mmm) to The First American Corporation Annual Report on Form 10-K for the year ended December 31, 2009

10(q)	Form of Promissory Note to be issued by The First American Corporation to First American Financial Corporation (1)

10(r)	[Intentionally omitted.]

10(s)

Credit Agreement dated as of April 12, 2010, among First American Financial Corporation, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (1)

10(t)	Second Amended and Restated Secured Promissory Note issued by The First American Corporation to First American Title Insurance Company in the amount of $135,000,000, dated as of March 31, 2010 (1)

10(u)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $8,970,705, dated as of December 14, 2001 (1)

10(v)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $10,000,000, dated as of March 29, 2002 (1)

10(w)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $10,000,000, dated as of January 31, 2003 (1)

10(x)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $10,000,000, dated as of January 9, 2004 (1)

10(y)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $30,000,000, dated as of March 12, 2004 (1)

10(z)	Promissory Note issued by The First American Corporation to First American Home Buyers Protection Corporation in the amount of $10,000,000, dated as of March 7, 2005 (1)

10(aa)	Promissory Note issued by First American Real Estate Information Services, Inc. to First American Home Buyers Protection Corporation in the amount of $3,000,000, dated as of December 26, 1995 (1)

10(bb)	Form of letter agreement among First American Financial Corporation, The First American Corporation and Parker S. Kennedy (1)

21	Subsidiaries of the registrant (1)

99(a)	Information Statement

(1)	Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 12, 2010	By:	/s/ KENNETH D. DEGIORGIO
	Name:	Kenneth D. DeGiorgio
	Title:	Executive Vice President